                                                                 EXHIBIT 10.33

                                 LOAN AGREEMENT

                                     BETWEEN

                              STANDARD FEDERAL BANK

                                       AND

            MCCLAIN INDUSTRIES, INC., MCCLAIN OF ALABAMA, INC., MCCLAIN OF GEORGIA, INC., MCCLAIN OF OHIO, INC., MCCLAIN OF OKLAHOMA, INC., MCCLAIN EPCO, INC., SHELBY STEEL PROCESSING COMPANY, MCCLAIN TUBE COMPANY D/B/A QUALITY TUBE, GALION HOLDING COMPANY, MCCLAIN E-Z PACK INC., GALION DUMP BODIES, INC., MCCLAIN GROUP SALES, INC., AND MCCLAIN GROUP SALES OF FLORIDA, INC.

         THIS AMENDED AND RESTATED LOAN AGREEMENT is made and delivered this 16th day of April, 1998, by and among McClain Industries, Inc., a Michigan corporation; McClain of Alabama, Inc., a Michigan corporation; McClain of Georgia, Inc., a Georgia corporation; McClain of Ohio, Inc., a Michigan corporation; McClain of Oklahoma, Inc., a Michigan corporation; McClain Epco, Inc., a New York corporation; Shelby Steel Processing Company, a Michigan corporation; McClain Tube Company d/b/a Quality Tube, a Michigan corporation (the foregoing are herein referred to as the "McClain Group"); Galion Holding Company, a Michigan corporation; McClain E-Z Pack Inc., a Michigan corporation; Galion Dump Bodies, Inc., a Michigan corporation; McClain Group Sales, Inc., a Michigan corporation; and McClain Group Sales of Florida, Inc., a Florida corporation (collectively, "Borrowers") (the Borrowers not included in the McClain Group are herein referred to as the "Galion Group"), whose address/principal office is 6200 Elmridge, Sterling Heights, Michigan 48310, and Standard Federal Bank, a federal savings bank ("Standard Federal"), whose address is 2600 West Big Beaver Road, Troy, Michigan 48084.

         RECITALS:

         A. The McClain Group entered into an Amended and Restated Loan Agreement, dated July 17, 1996, as modified August 29, 1996 and amended April 28, 1997, with Standard Federal, pursuant to which Standard Federal made available to the McClain Group the following credit facilities:

     Loan Number                    Type of Facility          Principal Amount          Date of Promissory Note
     -----------                    ----------------          ----------------          -----------------------
Loan No. 0250006199                 Line of Credit            $11,000,000.00            April 28, 1997
Loan No. 0250024109                 Term Loan                 $ 3,465,888.23            July 17, 1996
Loan No. 0250024076                 Line of Credit/Term       $ 1,000,000.00            July 17, 1996
Loan No. 0250025206                 Line of Credit/Term       $ 1,000,000.00            April 28, 1997
Loan No. 0250017724                 Term Loan                 $ 2,000,000.00            February 6, 1995
Loan No. 0250006389                 Term Loan                 $   615,000.00            October 13, 1988, as
                                                                                        amended
Loan No. 0250006272                 Term Loan                 $   350,000.00            September 26, 1988, as
                                                                                        amended

         B. The loans described in Recital A above are secured by a Security Agreement, dated

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September 15, 1994, and a Security Agreement, dated July 19, 1995 (the "McClain
Security Agreements"), and by a Commercial Mortgage, dated September 26, 1988, covering property located in River Rouge, Michigan (the "River Rouge Mortgage"), a Real Estate Mortgage with Power of Sale, dated October 13, 1988, covering property located in Cleveland County, Oklahoma (the "Oklahoma Mortgage"), a Commercial Mortgage, Assignment of Lease and Rents, Security Agreement and Financing Statement, dated February 6, 1995, covering property located in Sterling Heights, Michigan (the "Sterling Heights Mortgage"), and a Commercial Mortgage, Assignment of Lease and Rents, Security Agreement and Financing Statement, dated February 6, 1995, covering property located in Comstock Township, Michigan (the "Comstock Township Mortgage") .

         C. The Galion Group entered into a First Amended and Restated Loan Agreement, dated October 2, 1995, as modified August 29, 1996, with Standard Federal, pursuant to which Standard Federal made available to the Galion Group the following credit facilities:

     Loan Number                    Type of Facility          Original Principal        Date of Promissory Note
     -----------                    ----------------          ------------------        -----------------------
Loan No. 0250012691                 Line of Credit            $10,000,000.00            April 28, 1997
Loan No. 0250194514                 Demonstrator Line         $ 1,500,000.00            April 28, 1997
Loan No. 0250016750                 Term Loan                 $ 2,000,000.00            September 15, 1994, as
                                                                                        amended

         D. The Galion Group also entered into a Loan Agreement, dated February 6, 1995, as modified August 29, 1996, with Standard Federal, pursuant to which Standard Federal made available to the Galion Group the following credit facilities:

    Loan Number                     Type of Facility          Original Principal        Date of Promissory Note
    -----------                     ----------------          ------------------        -----------------------
Loan No. 0250017683                 Line of Credit/Term       $   800,000.00            February 6, 1995, as
                                                                                        amended
Loan No. 0250017732                 Line of Credit/Term       $   800,000.00            February 6, 1995, as
                                                                                        amended

         E. The loans described in Recitals C and D above are secured by a Security Agreement, dated September 15, 1994, and a Security Agreement, dated June 22, 1995 (the "Galion Security Agreements"), and by an Open-End Commercial Mortgage and Assignment of Lease and Rents, dated June 29, 1993, as amended, covering property located in Winesburg, Ohio (the "Winesburg Mortgage"), and an Open-End Commercial Mortgage and Assignment of Lease and Rents, dated June 29, 1993, as amended, covering property located in Galion, Ohio (the "Galion Mortgage").

         F. The Borrowers have requested that the credit facilities described above, together with additional credit facilities, be consolidated and restructured into the new credit facilities described in this Loan Agreement, and Standard Federal is willing to supply such financing subject to the terms and conditions set forth in this Loan Agreement.

         NOW, THEREFORE, in reliance upon the representations herein provided and in consideration of the premises and the mutual promises herein contained, the Borrowers and Standard Federal hereby agree as follows:


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



         SECTION 1.          DEFINITIONS

         1.1 The following additional terms shall have the meanings stated below when used in this Loan Agreement:

         "Base LIBOR Rate" shall mean, with respect to a LIBOR Borrowing for an Interest Period, LIBOR as of 11:00 a.m. two (2) London Business Days prior to the first day of such Interest Period for deposits with maturities approximately equal to such Interest Period and in an amount approximately equal to the amount of such LIBOR Borrowing.

         "Borrowing" shall mean an advance of all or any portion of the Line of Credit or the Equipment Line of Credit and any principal amount outstanding under the Term Loan and the Equipment Line of Credit.

         "Borrowing Notice" shall mean a notice by Borrowers to Standard Federal that Borrowers wish to make a Borrowing.

         "Business Day" shall mean a day on which the main office of Standard Federal is open for business.

         "Consolidated Funded Debt" shall mean, as of any date, the sum of the following (without duplication): (i) all Indebtedness of the Borrowers as of such date, other than Consolidated Current Liabilities, (ii) all Indebtedness which would be classified as "funded indebtedness" or "long-term indebtedness" on a consolidated balance sheet of the Borrowers prepared as of such date in accordance with generally accepted accounting principles, (iii) all Indebtedness, whether secured or unsecured, of Borrowers, having a final maturity (or which is renewable or extendable at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments, or otherwise) are required to be made by the obligor less than one year after the date of the creation thereof and notwithstanding the fact that any amount thereof is at the time included also in current liabilities of such obligor, (iv) all Indebtedness of the Borrowers outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such Indebtedness is created within one year of the expiration of such agreement, (v) the present value (discounted at the implicit rate, if known, or 10% per annum otherwise) of all obligations is respect of Capital Leases of the Borrowers and (vi) all obligations under Guaranties of Borrowers. "Indebtedness" shall mean all indebtedness, obligations and liabilities, including, without limitation, all "liabilities" which would be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, all obligations in respect of any Guaranty and all obligations in respect of any Capital Lease. "Consolidated Current Liabilities" shall mean, as of any date, the current liabilities which would be reflected on a consolidated balance sheet of the Borrowers prepared as of such date in accordance with generally accepted accounting principles, but excluding current maturities of Consolidated Funded Debt. "Capital Lease" shall mean, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with generally accepted accounting principles, together with any other lease by such lessee which is in substance a financing lease, including without limitation, any lease under which (i) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into or (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder. "Guaranty" shall mean any contract, agreement or understanding pursuant to which any Indebtedness of another person or entity is guaranteed or in effect guaranteed in any manner, whether directly or indirectly.

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


         "Earnings Before Interest and Taxes Plus Depreciation and Amortization" shall mean the Borrowers' net income, computed in accordance with generally accepted accounting principles as in effect as of the date hereof consistently applied, before provision for federal and state income taxes, plus interest, depreciation and amortization expense, as reflected in the financial statements to be furnished as required herein.

         "Effective Date" shall mean the date designated by Borrowers in a Borrowing Notice as the date the Borrowing covered by such Borrowing Notice shall be funded and shall also mean, where applicable, the first day of the Interest Period applicable to a LIBOR Borrowing. An Effective Date for a Prime Rate Borrowing must be a Business Day. An Effective Date for a LIBOR Borrowing must be a London Business Day.

         "Eligible Accounts Receivable" shall mean accounts receivable of the Borrowers less than 90 days old, not doubtful as to collectibility or disputed as to existence or amount or subject to offset, contra- indebtedness or return and not intra-company or owing from any affiliated or related company or other entity, or any debtor which does not maintain its principal office in the continental United States, exclusive of any account receivable arising under a government contract, the assignment of which is subject to the Assignment of Claims Act of 1940, as amended, or any other similar federal or state statute or regulation governing the assignment of contracts with a governmental agency.

         "Equipment Credit Limit" shall mean the principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00).

         "Equipment Line of Credit" shall mean the revolving line of credit converting to a term loan made available by Standard Federal to the Borrowers on the terms and conditions contained in this Loan Agreement.

         "Equipment Line of Credit Note" shall mean the Promissory Note (Line of Credit Converting to Term Loan)(Equipment Line of Credit) of even date herewith and all renewals and amendments thereof, evidencing the Equipment Line of Credit.

         "Funded Debt Ratio" shall mean the ratio of the Borrowers' Consolidated Funded Debt to Earnings Before Interest and Taxes Plus Depreciation and Amortization as of the end of each quarter of each fiscal year of the Borrowers, rounded to two decimal places.

         "Interest Period" shall mean, with respect to a Line LIBOR Borrowing, a period of one (1) month, two (2) months or three (3) months, commencing on the Effective Date with respect to such Line LIBOR Borrowing. With respect to a Term LIBOR Borrowing, "Interest Period" shall mean a period of three (3) months, commencing on the Effective Date with respect to such Term LIBOR Borrowing. If any Interest Period would otherwise end on a day which is not a London Business Day, such Interest Period shall be extended to end on the next succeeding London Business Day.

         "Interest Rate Selection Notice" shall mean a notice in the form attached to this Loan Agreement as Exhibit A, by which the Borrowers shall notify Standard Federal that a Borrowing hereunder shall be a LIBOR Borrowing, specifying the Interest Period and Effective Date applicable to such LIBOR Borrowing and the principal amount of the LIBOR Borrowing.

         "LIBOR" shall mean, with respect to an Interest Period, the British Bankers' Association ("BBA") interest settlement rate based on an average of rates quoted by BBA designated banks as being, in BBA's

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



view, the offered rate at which deposits in U.S. Dollars are being quoted to prime banks in the London interbank market at 11:00 a.m. (London time) two (2) London Business Days prior to the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal or comparable to the principal amount of the Borrowing to which the Interest Period relates, as such rates are determined by the BBA and displayed on the Reuter's Screen.

         "LIBOR Borrowing" shall mean a Line LIBOR Borrowing or a Term LIBOR Borrowing.

         "LIBOR Borrowing Fail" shall mean a LIBOR Borrowing which is not made on the date specified in a Borrowing Notice for any reason other than default by Standard Federal in funding the Borrowing.

         "LIBOR Rate" shall mean, with respect to an Interest Period, the quotient of: (i) the Base LIBOR Rate applicable to that Interest Period, divided by (ii) one (1) minus the Reserve Requirement (expressed as a decimal) applicable to the Interest Period. The LIBOR Rate shall be rounded up to 4 decimal places where the fifth decimal place is 5 or more.

         "Line LIBOR Borrowing" shall mean the principal amount of any portion of any Borrowing bearing interest at the Line of Credit LIBOR Rate.

         "Line of Credit" shall mean the revolving line of credit made available by Standard Federal to the Borrowers on the terms and conditions contained in this Loan Agreement.

         "Line of Credit LIBOR Rate" shall mean, with respect to a Line LIBOR Borrowing and an Interest Period, a rate per annum determined in accordance with the following table:

              Funded Debt Ratio                               Line of Credit LIBOR Rate
              -----------------                               -------------------------
         4.25 to 1.00 or greater                     Add 2.15 (215 basis points) to the LIBOR Rate
         3.50 to 1.00 up to 4.24 to 1.00             Add 2.00 (200 basis points) to the LIBOR Rate
         3.00 to 1.00 up to 3.49 to 1.00             Add 1.75 (175 basis points) to the LIBOR Rate
         2.99 to 1.00 or less                        Add 1.50 (150 basis points) to the LIBOR Rate

         "Line of Credit Limit" shall mean the lesser of: (a) Twenty Million and 00/100 Dollars ($20,000,000.00), or (b) an amount equal to the sum of: (i) an amount equal to 80% of Eligible Accounts Receivable, less a Six Hundred Thousand and 00/100 Dollar ($600,000.00) static reserve, plus (ii) an amount equal to the lesser of: (1) Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00), or (2) an amount equal to 50% of Qualified Inventory, less
(iii) a reserve of Four Million Eight Hundred Thousand and 00/100 Dollars (4,800,000.00).

         "Line of Credit Maturity Date" shall mean March 1, 2000, or any extension or renewal thereof.

         "Line of Credit Note" shall mean the Promissory Note of even date herewith and all renewals and amendments thereof, evidencing the Line of Credit.

         "Loan Documents" shall mean this Loan Agreement, the Line of Credit Note, the Term Note, the Equipment Line of Credit Note, the McClain Security Agreements, the Galion Security Agreements, the River Rouge Mortgage, the Oklahoma Mortgage, the Sterling Heights Mortgage, the Comstock Township Mortgage, the Winesburg Mortgage, the Galion Mortgage, and amendments thereto, and such other loan documents as Standard Federal shall require to evidence, secure and document the Line of Credit, the Term Loan and the Equipment Line of Credit.

         "London Business Day" shall mean a Business Day on which dealings in dollar deposits are carried out in the London Interbank market and on which banks, generally, in New York, New York are open for business.

         "Prepayment Premium" shall mean a premium payable in connection with a Principal Prepayment or a LIBOR Borrowing Fail. In the case of a Principal Prepayment, the Prepayment Premium shall be an amount equal to the positive difference, if any, between (i) the aggregate amount of interest which would otherwise be payable on the prepaid principal amount during the Prepayment Interest Period, as herein defined, and (ii) the aggregate amount of interest Standard Federal would earn if the prepaid principal amount were reinvested for the Prepayment Interest Period at the Treasury Rate. In the case of a LIBOR Borrowing Fail, the Prepayment Premium shall be an amount equal to the positive difference, if any, between (i) the aggregate amount of interest which would otherwise be payable on the principal amount of the LIBOR Borrowing during the Prepayment Interest Period, and (ii) the aggregate amount of interest Standard Federal would earn if the principal amount of the LIBOR Borrowing were reinvested for the Prepayment Interest Period at the Treasury Rate. In the case of a Principal Prepayment, the term "Prepayment Interest Period" shall mean the period from the prepayment date to the last day of the current Interest Period applicable to the prepaid Borrowing. In the case of a LIBOR Borrowing Fail, the term "Prepayment Interest Period" shall mean the period from the Effective Date specified in the Borrowing Notice applicable to the LIBOR Borrowing to the last day of the Interest Period specified in such Borrowing Notice. The term "Treasury Rate" means the yield on U.S. Treasury securities at constant maturity as interpolated by the U.S. Treasury from the daily yield curve, based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market, as such yields are stated under the heading referred to as "U.S. Government Securities, Treasury Constant Maturities" in Document H.15(519), presently published by the Board of Governors of the Federal Reserve System and titled "Federal Reserve Statistical Release." The Treasury Rate used to calculate a Prepayment Premium shall be the constant maturity yield value read from the yield curve at the fixed maturity which is the same as, or is the next closest period which is longer than the Prepayment Interest Period. If the publishing of the Treasury Rate is discontinued during the term of the Line of Credit, then the Treasury Rate shall be based upon the index which is published by the Board of Governors of the Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Standard Federal's sole determination most nearly corresponds to the Treasury Rate. The Treasury Rate used to calculate a Prepayment Premium shall be computed utilizing the Treasury Rate for the day which is two Business Days prior to the due date of the Prepayment Premium.

         "Prime-Based Rate" shall mean a rate per annum equal to the Wall Street Journal Prime Rate, which rate shall increase or decrease automatically when and to the extent that the Wall Street Journal Prime Rate shall be increased or decreased.

         "Prime Rate Borrowing" shall mean the principal amount of any portion of any Borrowing bearing interest at the Prime-Based Rate.

         "Principal Prepayment" shall mean a payment of principal with respect to a LIBOR Borrowing on a day which is not the last day of an Interest Period applicable to such LIBOR Borrowing.

         "Qualified Inventory" shall mean the raw material and finished goods inventory of Borrowers in which Standard Federal holds a perfected first security interest exclusive of any returned or damaged items and

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

work-in-process.

         "Rate Conversion Date" shall mean the date on which a Prime Rate Borrowing shall convert to a LIBOR Borrowing.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of the Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Reserve Requirement" shall mean, with respect to an Interest Period, the daily average during such Interest Period of the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) which may be imposed on Standard Federal under Regulation D on Eurocurrency liabilities, in the case of LIBOR Borrowings.

         "Reuter's Screen" means the display designated as page "LIBO" on the Reuter Monitor System or such other display on the Reuter Monitor System as shall display LIBOR.

         "Revolving Credit Period" means the period from the date of this Loan Agreement through the Line of Credit Maturity Date.

         "Term Date" shall mean May 15, 1999.

         "Term LIBOR Borrowing" shall mean the principal amount of any portion of any Borrowing bearing interest at the Term LIBOR Rate.

         "Term LIBOR Rate" shall mean, with respect to a Term LIBOR Borrowing and an Interest Period, a rate per annum determined in accordance with the following table:

              Funded Debt Ratio                                  Term LIBOR Rate
              -----------------                                  ---------------
         4.25 to 1.00 or greater                     Add 2.45 (245 basis points) to the LIBOR Rate
         3.50 to 1.00 up to 4.24 to 1.00             Add 2.30 (230 basis points) to the LIBOR Rate
         3.00 to 1.00 up to 3.49 to 1.00             Add 2.05 (205 basis points) to the LIBOR Rate
         2.99 to 1.00 or less                        Add 1.80 (180 basis points) to the LIBOR Rate

         "Term Loan" shall mean the term loan extended by Standard Federal to the Borrowers in the principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) on the terms and conditions contained in this Loan Agreement.

         "Term Note" means the Promissory Note (Term Loan) of even date herewith and all renewals and amendments thereof, evidencing the Term Loan.

         "Unused Line" shall mean the amount available for draw but not advanced from time to time on the Line of Credit.

         "Unused Line Fee" shall mean a fee in the amount of 0.25% per annum of the Unused Line. The

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



amount of the Unused Line Fee payable on the first day of each month will be determined by multiplying the average daily balance of the Unused Line for the calendar month which ends one month prior to the due date of such Unused Line Fee by .020833%.

         "Wall Street Journal Prime Rate" shall mean the "Prime Rate" published by the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks as the same may be changed from time to time. If more than one Prime Rate is published, the highest rate published shall be deemed the Wall Street Journal Prime Rate. If the publishing of the Wall Street Journal Prime Rate is discontinued, then the Prime-Based Rate shall be based upon the index which is published by The Wall Street Journal in replacement thereof based on similar base rates on corporate loans or, if no such replacement index is published, the index which, in Standard Federal's sole determination, most nearly corresponds to the Wall Street Journal Prime Rate.

         SECTION 2.          LINE OF CREDIT

         2.1 Standard Federal hereby makes available the Line of Credit to the Borrowers, which shall not exceed at any one time outstanding the Line of Credit Limit.

         2.2 The Line of Credit herein extended shall be subject to the terms and conditions of the Line of Credit Note. Notwithstanding the principal amount of the Line of Credit Note as stated on the face thereof, the amount of principal actually owing on the Line of Credit Note at any given time shall be the aggregate of all advances theretofore made to the Borrowers hereunder, less all payments of principal theretofore made by the Borrowers to Standard Federal hereunder. The books and records of Standard Federal shall be presumptive evidence of the amount of principal and interest owing hereunder at any time in the absence of manifest error. This Loan Agreement and the Line of Credit Note are of equal materiality and shall each be construed in such manner as to give full force and effect to all provisions of both documents.

         2.3 Standard Federal shall, from time to time during the Revolving Credit Period, make advances to Borrowers under the Line of Credit upon request therefor by Borrowers made in accordance with the requirements of this Loan Agreement, provided that upon giving effect to such advance no Event of Default (as defined in the Line of Credit Note or this Loan Agreement) and no event which with notice and/or the passage of time would become an Event of Default shall exist at the time the advance is to be made; and provided further that upon giving effect to such advance and at the time the advance is to be made all of the representations and warranties of Borrowers contained in this Loan Agreement and all other documents executed in connection with the Line of Credit are true and correct; and provided further that at the time the advance is to be made Standard Federal shall not have previously or concurrently declared all amounts owing under the Line of Credit Note to be immediately due and payable; and provided further the amount requested shall not cause the total amount outstanding under the Line of Credit to exceed the Credit Limit. During the Revolving Credit Period, the Line of Credit shall be a revolving credit so that the Borrowers may borrow, re-pay and re-borrow principal amounts under the provisions of this Section.

         2.4 Line LIBOR Borrowings under the Line of Credit shall bear interest at the Line of Credit LIBOR Rate and Prime Rate Borrowings under the Line of Credit shall bear interest at the Prime-Based Rate. Borrowers shall have the option to designate whether Borrowings shall consist of Line LIBOR Borrowings or Prime Rate Borrowings, to be exercised as hereinafter described. Interest shall be calculated on the basis of a year of 360 days for the actual number of days amounts are outstanding.

         2.5 As provided in the Line of Credit Note, interest accrued on Prime Rate Borrowings and Line LIBOR Borrowings as of the end of each month during the Revolving Credit Period shall be payable monthly, in arrears, on the first day of the following month.

         2.6 If at any time the amount outstanding under the Line of Credit shall exceed the Credit Limit, Borrowers shall, on demand, forthwith pay to Standard Federal such sums as are necessary to reduce the amount outstanding to an amount not greater than the Credit Limit.

         2.7 Borrowers shall pay to Standard Federal, on the first day of each month, commencing on the first payment date after the date hereof, and continuing on the same day of each consecutive month thereafter until the termination of the Line of Credit and all sums owing for principal and interest with respect to the Line of Credit are paid in full, the Unused Line Fee.

         2.8 In all events, unless terminated earlier in accordance with the provisions of this Loan Agreement, the Line of Credit shall terminate on the Line of Credit Maturity Date. Standard Federal and the Borrowers may, but shall not be obligated to, agree to extend the Line of Credit Maturity Date and any extension thereof, upon a review of the Line of Credit. If, at the time of any review of the Line of Credit, the Borrowers and Standard Federal do not mutually agree to extend the Line of Credit Maturity Date, the Line of Credit Maturity Date shall not be extended and the entire outstanding principal balance under the Line of Credit Note, together with all accrued interest and any other amounts which are payable under the Line of Credit, shall be due and payable in full on the Line of Credit Maturity Date.

         2.9 Borrowers acknowledge and agree that in making, extending or renewing the Line of Credit, Standard Federal is relying on the representations, covenants and agreements of the Borrowers contained in this Loan Agreement and such Line of Credit shall be subject to the terms and provisions hereof.

         SECTION 3.          TERM LOAN

         3.1 Standard Federal hereby extends to the Borrowers the Term Loan.

         3.2 The Term Loan herein extended shall be subject to the terms and conditions of the Term Note. The Term Loan shall be payable and shall bear interest as set forth in the Term Note. This Loan Agreement and the Term Note are of equal materiality and shall each be construed in such manner as to give full force and effect to all provisions of both documents.

         3.3 Term LIBOR Borrowings under the Term Loan shall bear interest at the Term LIBOR Rate and Prime Rate Borrowings under the Term Loan shall bear interest at the Prime-Based Rate. Borrowers shall have the option to designate whether Borrowings shall consist of Term LIBOR Borrowings or Prime Rate Borrowings, to be exercised as hereinafter described. Interest shall be calculated on the basis of a year of 360 days for the actual number of days amounts are outstanding.

         SECTION 4.          EQUIPMENT PURCHASE LINE OF CREDIT

         4.1 Standard Federal hereby extends to the Borrowers the Equipment Line of Credit which shall not exceed at any one time outstanding the Equipment Credit Limit.

         4.2 The Equipment Line of Credit herein extended shall be subject to the terms and conditions of the Equipment Line of Credit Note. The Equipment Line of Credit shall be payable and shall bear interest as set forth in the Equipment Line of Credit Note. This Loan Agreement and the Equipment Line of Credit Note are of equal materiality and shall each be construed in such manner as to give full force and effect to all provisions of both documents.

         4.3 The Equipment Line of Credit Note shall provide that Standard Federal shall, from time to time prior to the Term Date, make advances to Borrowers upon request by Borrowers, made in accordance with the provisions of and subject to the terms and conditions contained in the Equipment Line of Credit Note.

         4.4 Accrued interest shall be payable monthly until the Term Date. From and after the Term Date, Standard Federal shall make no further advances of principal and the Equipment Line of Credit shall convert to a term loan. The outstanding principal balance outstanding as of the Term Date shall be repaid in consecutive monthly payments of principal, each in the amount determined by dividing the outstanding principal balance as of the Term Date by Sixty (60), plus interest accrued to the due date of each such payment, and a final payment on the maturity date in an amount equal to the then unpaid principal and accrued interest.

         4.5 If at any time the amount outstanding under the Equipment Line of Credit shall exceed the Equipment Credit Limit, Borrowers shall, on demand, forthwith pay to Standard Federal such sums as are necessary to reduce the amount outstanding to an amount not greater than the Equipment Credit Limit.

         4.6 Each advance under the Equipment Line of Credit shall be used solely for the purchase of equipment. Each advance shall be in an amount not in excess of Eighty-Five percent (85.0%) of the cost to the Borrowers of the equipment to be purchased with such advance. Standard Federal shall make advances under the Equipment Line of Credit only upon receipt by it in a form satisfactory to it of a true and authentic copy of the dealer invoice for the equipment purchased or to be purchased with the advance.

         4.7 Prior to the Term Date, principal amounts outstanding under the Equipment Line of Credit shall consist of either Line LIBOR Borrowings or Prime Rate Borrowings, at Borrowers' option to be exercised as herein provided. On and after the Term Date, principal amounts outstanding under the Equipment Line of Credit shall consist of either Term LIBOR Borrowings or Prime Rate Borrowings, at Borrowers' option to be exercised as herein provided. Line LIBOR Borrowings under the Equipment Line of Credit shall bear interest at the Line of Credit LIBOR Rate. Term LIBOR Borrowings under the Equipment Line of Credit shall bear interest at the Term LIBOR Rate. Prime Rate Borrowings under the Equipment Line of Credit shall bear interest at the Prime-Based Rate. Borrowers shall have the option to designate whether Borrowings shall consist of LIBOR Borrowings or Prime Rate Borrowings, to be exercised as hereinafter described. Interest shall be calculated on the basis of a year of 360 days for the actual number of days amounts are outstanding.

         SECTION 5.          MANNER OF EFFECTING BORROWINGS

         5.1 To effect a Borrowing under the Line of Credit or the Equipment Line of Credit, Borrowers shall give Standard Federal a Borrowing Notice.

         5.2 A Borrowing Notice may be made in writing, by telefacsimile or by telephone by an authorized representative of the Borrowers and shall specify the aggregate amount of the requested Borrowing and the Effective Date of the Borrowing. Any Borrowing Notice by telephone may be recorded by Standard Federal for accuracy. A Borrowing Notice for a LIBOR Borrowing must be accompanied by one or more Interest Rate Selection Notices, specifying the principal amount and the Interest Period applicable to each LIBOR Borrowing.

         5.3 To effect a LIBOR Borrowing, the Borrowers must furnish Standard Federal an Interest Rate Selection Notice.

         5.4 Interest Rate Selection Notices must be given no later than 11:00 a.m. Detroit time on a day which is at least two (2) London Business Days prior to the Effective Date of a LIBOR Borrowing. A Borrowing Notice for a Prime Rate Borrowing must be given no later than 3:00 p.m. Detroit time on the Effective Date of such Borrowing.

         5.5 Prior to making a Request for Borrowing or giving an Interest Rate Selection Notice, the Borrowers may (without specifying whether the anticipated Borrowing will be a Prime Rate Borrowing or a LIBOR Borrowing) request that Standard Federal provide the Borrowers with the most recent LIBOR available to Standard Federal for each Interest Period requested by Borrowers. Standard Federal shall endeavor to provide such quoted rates to the Borrowers on the date of the request.

         5.6 LIBOR Borrowings shall be made only in minimum increments of Five Hundred Thousand and 00/100 Dollars ($500,000.00).

         5.7 If the Borrowers wish to roll a LIBOR Borrowing into anther LIBOR Borrowing at the end of the Interest Period applicable to such LIBOR Borrowing, they shall give Standard Federal an Interest Rate Selection Notice no later than 11:00 a.m. Detroit time on the day which is two (2) London Business Days prior to the termination of the applicable Interest Period. The Interest Rate Selection Notice shall specify the Interest Period(s) to be applicable to principal amounts which will continue as LIBOR Borrowings. Each Interest Rate Selection Notice shall be irrevocable and effective upon the giving thereof to Standard Federal. If the Borrowers shall fail to give Standard Federal an Interest Rate Selection Notice by 11:00 a.m. Detroit time on the day which is two (2) London Business Days prior to the termination of an Interest Period with respect to any LIBOR Borrowing, specifying the interest option to be applicable to such Borrowing as of the end of such Interest Period, the LIBOR Borrowing shall convert to a Prime Rate Borrowing at the end of the Interest Period.

         5.8 The Borrowers may convert Prime Rate Borrowings to LIBOR Borrowings at any time by giving an Interest Rate Selection Notice to Standard Federal specifying the Rate Conversion Date. The Interest Rate Selection Notice must be given no later than 11:00 a.m. Detroit time on the day which is two (2) London Business Days prior to the Rate Conversion Date. Each Interest Rate Selection Notice shall specify the principal amount of the Prime Rate Borrowing to be converted to a LIBOR Borrowing and the Interest Period to be applicable to such LIBOR Borrowing. Each Interest Rate Selection Notice shall be irrevocable and effective upon the giving thereof to Standard Federal.

         SECTION 6           SPECIAL PRICING AND PROTECTION PROVISIONS

         6.1 If the Borrowers make a Principal Prepayment or a LIBOR Borrowing Fail occurs, Borrowers will pay to Standard Federal the Prepayment Premium. In the case of a Principal Prepayment, the Prepayment Premium shall be due at the time the Principal Prepayment is made. In the case of a LIBOR Borrowing Fail, the Prepayment Premium shall be due on the Effective Date specified in the applicable Borrowing Notice.

         6.2 If, with respect to an Interest Period for any LIBOR Borrowing, Standard Federal determines, in its sole discretion, that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in United States dollars (in the applicable amounts) are not being offered to banks in the interbank Eurodollar market for such Interest Period, or the Line of Credit LIBOR Rate will not adequately and fairly reflect the cost to Standard Federal of maintaining or funding the LIBOR Borrowing for such Interest Period, Standard Federal shall promptly give notice thereof to Borrowers. Thereafter, until Standard Federal gives notice to the Borrowers that such circumstances no longer exist, (a) the obligation of Standard Federal to fund LIBOR Borrowings shall be suspended and (b) the Borrowers shall either (i) repay in full the then-outstanding principal amount of LIBOR Borrowings, together with accrued interest thereon on the last day of the then-current Interest Period applicable to such LIBOR Borrowings, or (ii) convert such LIBOR Borrowings to Prime Rate Borrowings on the last day of the then-current Interest Period applicable to each LIBOR Borrowing.

         6.3 If, after the date of this Loan Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Standard Federal with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Standard Federal to make, maintain or fund LIBOR Borrowings, Standard Federal shall promptly give notice thereof to the Borrowers. Thereafter, (a) the obligation of Standard Federal to fund LIBOR Borrowings shall be suspended and (b) the Borrowers shall either (i) repay in full the then-outstanding principal amount of LIBOR Borrowings, together with accrued interest thereon, or (ii) convert such LIBOR Borrowings to Prime Rate Borrowings, either: (1) on the last day of the then-current Interest Period applicable to such LIBOR Borrowings, if Standard Federal may lawfully continue to maintain and fund such LIBOR Borrowings until such date, or (2) immediately, if Standard Federal may not lawfully continue to fund and maintain such LIBOR Borrowings until such date, in which case Borrowers will pay the Prepayment Premium.

         6.4 If any governmental authority or regulatory agency, central bank or other comparable authority, shall at any time impose, modify or deem applicable any reserve (including, without limitation, the Reserve Requirement or any other reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Standard Federal, or shall impose on Standard Federal or the interbank Eurodollar market any other condition, guideline or request affecting LIBOR Borrowings, the Note or Standard Federal's obligation to make advances of LIBOR Borrowings, and the result of any of the foregoing, in the reasonable judgment of Standard Federal shall be to increase the cost to Standard Federal of making or maintaining LIBOR Borrowings, or to reduce the amount of any sum received or receivable by Standard Federal under this Loan Agreement, or under the Note, by an amount deemed by Standard Federal to be material, then, within five (5) days after demand by Standard Federal, Borrowers shall pay to Standard Federal as additional interest such additional amount or amounts as will compensate Standard Federal for such increased cost or reduction. Standard Federal will promptly notify the Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle Standard Federal to compensation pursuant to this Section. A certificate of Standard Federal claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Standard Federal will, on request, provide evidence supporting such certificate. If Standard Federal demands compensation under this Section, then Borrowers may at any time, upon at least five (5) days prior notice to Standard Federal, either (i) pay such compensation to Standard Federal, (ii) repay in full the then outstanding LIBOR Borrowings of Standard Federal, together with accrued interest thereon to the date of prepayment, or
(iii) convert such LIBOR Borrowings to Prime Rate Borrowings in accordance with the provisions of this Loan Agreement; provided, however, that if the Borrowers prepay or convert LIBOR Borrowings they shall be liable for any applicable Prepayment Premium. Standard Federal's determination of amounts payable under this Section shall be calculated as though Standard Federal funded the applicable LIBOR Borrowings through the purchase of a eurodollar deposit of the type, maturity and amount corresponding to the deposit used as a reference in determining the Base LIBOR Rate with respect to such LIBOR Borrowing, whether or not Standard Federal in fact purchased such deposit. If the additional amounts payable under this Section shall be construed or so operate as to require the Borrowers to pay, or be charged, interest at a rate which is in excess of the maximum allowed by applicable law, then any and all such excess shall be and the same is hereby waived by Standard Federal, and any and all such excess paid shall be automatically credited against and in reduction of the principal outstanding under the Note, as applicable. In such event, Standard Federal shall have the option to immediately terminate Borrowers' right to request LIBOR Borrowings, and the unpaid balance of any outstanding LIBOR Borrowings, with accrued interest at the highest rate permitted to be charged by stipulation in writing between Standard Federal and Borrowers, at the option of Standard Federal, shall immediately become due and payable. The obligations of the Borrowers under this Section shall survive payment of the Line of Credit and termination of this Loan Agreement.

         6.5 If Standard Federal shall determine that the adoption, amendment or revision of any applicable law, rule or regulation affecting Standard Federal's capital requirements or adequacy, or the interpretation or administration thereof by any governmental authority or regulatory agency, central bank or other comparable authority, or compliance by Standard Federal with any applicable law, rule or regulation affecting Standard Federal's capital requirements or adequacy, or any request, interpretation or directive (whether or not having the force of law) of any governmental authority or regulatory agency, central bank or other comparable authority which affects Standard Federal's capital requirements, has or would have the effect of reducing the rate of return on Standard Federal's capital to a level below the rate of return Standard Federal would have realized in the absence of such adoption, amendment, revision, interpretation, administration or compliance (taking into account Standard Federal's policies with respect to capital adequacy) by an amount considered by Standard Federal to be material, then, beginning five (5) days after demand by Standard Federal, Borrowers shall pay to Standard Federal as additional interest or as fees, as determined by Standard Federal in its sole discretion, such additional amount or amounts as will compensate Standard Federal for such reduction in its rate of return. Such adjustments in interest or fees shall be imposed effective five (5) days after Standard Federal's demand and shall apply to the then outstanding principal balance of the Line of Credit and to subsequent advances under this Loan Agreement. In determining such amount or amounts, Standard Federal may use any reasonable averaging and attribution methods. Standard Federal will promptly notify the Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle Standard Federal to compensation pursuant to this Section. A certificate of Standard Federal claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Standard Federal will, on request, provide evidence supporting such certificate.

         SECTION 7.          CONDITIONS TO MAKING LOANS

         7.1 The following are conditions precedent to the obligation of Standard to make the Line of Credit, the Term Loan and the Equipment Line of Credit and hereunder:

                  7.1.1 The Borrowers shall have delivered or shall have had delivered to Standard Federal, in form and substance satisfactory to Standard Federal and its counsel, each of the following:

                           7.1.1.1 A duly executed copy of this Loan Agreement;

                           7.1.1.2 A duly executed copy of the Loan Documents;

                           7.1.1.3 Such credit applications, financial
                  statements, authorizations, and such information concerning the Borrowers and its business, operations, and condition (financial and otherwise) as Standard Federal may reasonably request;

                           7.1.1.4 Certified copies of resolutions of the Boards
                  of Directors of the Borrowers approving the execution and delivery of the Loan Documents required hereunder;

                           7.1.1.5 A certificate of the Secretary or an
                  Assistant Secretary of the Borrowers certifying the names and true signatures of the officers of the Borrowers authorized to sign the Loan Documents required hereunder;

                           7.1.1.6 Copies of each of the Articles of
                  Incorporation of the Borrowers, certified by the Secretary of State of each Borrower's state of incorporation as of a recent date;

                           7.1.1.7 Copies of each of the Articles of
                  Incorporation and Bylaws of the Borrowers, certified by the Secretary or an Assistant Secretary of the Borrowers as of the date of this Loan Agreement as being accurate and complete;

                           7.1.1.8 Certificates of good standing of the
                  Borrowers from the Secretary of State of each of the Borrowers' state of incorporation as of a recent date;

                           7.1.1.9 Certificates of authority and good standing
                  of the Borrowers for each state in which the Borrowers are qualified to do business;

                           7.1.1.10 A certificate of compliance of the chief
                  financial officer or treasurer of the Borrowers in form satisfactory to Standard Federal dated as of the date of this Loan Agreement;

                           7.1.1.11 Such certificates, binders or other evidence
                  of all insurance required of the Borrowers under this Loan Agreement as Standard Federal may reasonably require; and

                           7.1.1.12 Acknowledgement copies of all UCC-1
                  financing statements filed with respect to the Collateral accompanied by a search report showing such financing statements as duly filed and evidencing that the security interest of Standard Federal in the Collateral is prior to all other security interests of record.

                  7.1.2 All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings, or registrations) required to be done and performed and to have happened precedent to the execution, delivery, and performance of the Loan Documents required hereunder and to constitute the same legal, valid, and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

                  7.1.3 All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to Standard Federal and its counsel and all fees and charges, including recording and filing fees, shall have been paid as required hereunder.

         7.2 As conditions precedent to Standard Federal's obligation to make the Term Loan and to fund any request for an advance under the Line of Credit or the Equipment Line of Credit, at and as of the date of the funding thereof:

                  7.2.1 The representations and warranties of the Borrowers contained in the Loan Documents shall be accurate and complete in all respects as if made on and as of such date;

                  7.2.2 The Borrowers shall have paid all fees and expenses, including any recording fees and charges, required hereunder;

                  7.2.3 There shall not have occurred an Event of Default or any event which with the passage of time of the giving of notice or both would constitute an Event of Default.

         SECTION 8.          REPRESENTATIONS AND WARRANTIES

         The Borrowers represent and warrant to Standard Federal that as of the date of acceptance of this Loan Agreement, as of the time any advance is to be made hereunder and, unless expressly provided otherwise herein or agreed to by a writing signed by Standard Federal, at all times any amounts are outstanding hereunder:

         8.1 The Borrowers and each of its subsidiaries, if any, are corporations duly organized, validly existing and in good standing under the laws of the state of their incorporation; the Borrowers and each of its subsidiaries (if any) have the legal power and authority to own their properties and assets and to carry out their business as now being conducted and each is qualified to do business in the state of its incorporation and in every jurisdiction where the nature of its business or the property owned or operated by it makes such qualification necessary and is otherwise in compliance with all applicable laws, statutes, regulations, rules and requirements of any federal, state, judicial, regulatory or administrative body having jurisdiction of the Borrowers or any of its assets; the Borrowers have the legal power and authority to execute and perform this Loan Agreement, to borrow money in accordance with its terms, to execute and deliver the Line of Credit Note, the Term Note, the Equipment Line of Credit Note and other documents contemplated hereby, to grant to Standard Federal mortgages and security interests in the Collateral, as hereby contemplated, and to do any and all other things required of it hereunder; and this Loan Agreement, the Line of Credit Note, the Term Note, the Equipment Line of Credit Note and all other documents contemplated hereby, when executed by the Borrowers duly authorized officers will constitute its valid and binding legal obligations enforceable in accordance with their terms.

         8.2 The execution, delivery and performance of this Loan Agreement, the borrowings hereunder and the execution and delivery of the Line of Credit Note, the Term Note, the Equipment Line of Credit Note and other documents contemplated hereby: (a) have been duly authorized by all requisite corporate action, (b) do not require governmental approval or the approval of any person not a party to this Loan Agreement, (c) will not result (with or without notice and/or the passage of time) in any conflict with or breach or violation of or default under, any provision of law, the Articles of Incorporation or Bylaws of the Borrowers or any indenture, agreement or other instrument to which the Borrowers are a party, or by which it or any of its properties or assets are bound, and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrowers other than in favor of Standard Federal and as contemplated hereby.

         8.3 There is not pending or, to the best of the knowledge of the Borrowers, threatened, any litigation, proceeding or governmental investigation which could materially and adversely affect the business of the Borrowers or its subsidiaries, if any, or its ability to perform its covenants hereunder.

         8.4 Borrowers have good and marketable title to its properties given as security as herein described, and, except for liens in favor of Standard Federal, liens for taxes not delinquent or being contested in good faith and liens created in connection with worker's compensation, unemployment insurance and social security, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature made in the ordinary course of business, none of the Borrowers' or any of its subsidiaries' (if any) assets are subject to any mortgage, pledge, lien, security interest, or other encumbrance of any kind or character except as have been disclosed to Standard Federal in writing. The Borrowers own all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from any material restrictions, that are necessary for the operation of its business as presently conducted.

         8.5 All financial data which has been or shall hereafter be furnished to Standard Federal for the purposes of, or in connection with, this Loan Agreement, including particularly, but without limitation, the audited consolidated financial statements of McClain Industries, Inc. and the Form 10-Q's filed with the Securities and Exchange Commission by McClain Industries, Inc. pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, and the transactions contemplated hereby has been and/or shall be prepared in accordance with generally accepted accounting principles consistently applied, and does or will fairly present the financial condition of the Borrowers as of the dates, and the results of its operations for the periods, for which the same is furnished to Standard Federal.

         8.6 There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrowers or their subsidiaries (if any) since the date of the latest financial statements provided to Standard Federal and there are no material debts, liabilities or obligations (absolute or contingent) of the Borrowers except as reflected in such financial statements (or in the notes thereto).

         8.7 The Borrowers are not in default in the repayment of any indebtedness for money borrowed by any of them nor has there occurred any event which, with or without notice or the passage of time or both, would constitute a default by the Borrowers under any agreement or instrument pertaining to any indebtedness for money borrowed by any of them.

         8.8 Borrowers have filed all reports and tax returns required by governmental authority to be filed by them prior to the date hereof and Borrowers have received no notice that such reports or returns have been rejected, declared insufficient, or otherwise challenged by such governmental authority.

         8.9 McClain of Alabama, Inc., a Michigan corporation; McClain of Georgia, Inc., a Georgia corporation; McClain of Michigan, Inc., a Michigan corporation; McClain of Ohio, Inc., a Michigan corporation; McClain of Oklahoma, Inc., a Michigan corporation; McClain Epco, Inc., a New York corporation; Shelby Steel Processing Company, a Michigan corporation; McClain International FSC, Inc., a Virgin Islands corporation; and McClain Tube Company d/b/a Quality Tube, a Michigan corporation, are each wholly-owned subsidiaries of McClain Industries, Inc., a Michigan corporation, and have no subsidiaries. McClain Group

Leasing, Inc., a Michigan corporation, and Galion Holding Company, a Michigan corporation, are also wholly-owned subsidiaries of McClain Industries, Inc. McClain E-Z Pack Inc., a Michigan corporation, and Galion Dump Bodies, Inc., a Michigan corporation, are each wholly-owned subsidiaries of Galion Holding Company. McClain Industries, Inc., McClain E-Z Pack, Inc., and Galion Dump Bodies, Inc. each hold one-third of the outstanding capital stock of McClain Group Sales, Inc., a Michigan corporation, of which McClain Group Sales of Florida, Inc., a Florida corporation, is a wholly-owned subsidiary. McClain Industries, Inc. and Galion Holding Company, as of the date of this Loan Agreement, own no other subsidiaries.

         8.10 None of the proceeds of the Line of Credit, the Term Loan or the Equipment Line of Credit will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or G. Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrowers nor any person acting on behalf of Borrowers have taken or will take any action which might cause the Line of Credit Note, the Term Note, the Equipment Line of Credit Note or any of the other documents executed in conjunction therewith, including this Loan Agreement, to violate Regulations U or G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrowers and its subsidiaries, if any, own no "margin stock" except for that described in the financial statements provided to Standard Federal and, as of the date hereof, the aggregate value of all "margin stock" owned by Borrowers and its subsidiaries, if any, does not exceed 25% of all of the value of all of Borrowers' and its subsidiaries', if any, assets. Neither the Borrowers nor any affiliate of any of the Borrowers shall use any portion of the proceeds of the Loans, nor have any letter of credit issued by Standard Federal, either directly or indirectly, for the purpose of purchasing any securities underwritten by ABN AMRO Chicago Corporation, an affiliate of Standard Federal.

         8.11 Except as disclosed in the environmental reports listed in attached schedule 8.11, copies of which the Borrowers have previously furnished to Standard Federal, neither the Borrowers nor, to the best of Borrowers' knowledge after due inquiry, any other person or entity, has caused or permitted any waste, oil, pesticides, or any substance or material of any kind which is currently known or suspected to be toxic or hazardous, including but not limited to any substance defined as a "Hazardous Waste" in Title 40, Part 261 of the Code of Federal Regulations, (hereinafter referred to as "Hazardous Material") to be discharged, dispersed, released, disposed of, or allowed to escape on, under or at any property owned, occupied or operated by any of the Borrowers in violation of any Hazardous Materials Laws (as hereinafter defined), nor has any property owned, occupied or operated by any of the Borrowers, or any part thereof, ever been used by the Borrowers or, to the best of Borrowers' knowledge after due inquiry, any prior owner or any other person, as a dump, storage or disposal site for any Hazardous Material, nor has there occurred any other violation of the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq., or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material ("Hazardous Materials Laws") with respect to any property owned, occupied or operated by any of the Borrowers. No asbestos or asbestos-containing materials have been installed, used, incorporated into, or disposed of on any property owned, occupied or operated by any of the Borrowers. No polychlorinated biphenyls ("PCBs") are located on or in any property owned, occupied or operated by any of the Borrowers, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form. All underground storage tanks located on any property owned, occupied or operated by any of the Borrowers have been installed and are being operated in full compliance with all applicable Hazardous Materials Laws. The Borrowers: (a) have not received any notice of any release, threatened release, escape, seepage, leakage, spillage, discharge or emission of any Hazardous Materials in, under or upon any property owned, occupied or operated by any of the Borrowers or of any violation of any Hazardous Materials Law, and (b) do not know of any basis for any such notice or violation.

         8.12 No "reportable event," as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto ("ERISA"), has occurred and is continuing with respect to any employee pension and/or profit sharing benefit plan maintained by or on behalf of the Borrowers for the benefit of any of its employees. The Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any such employee pension and/or profit sharing plan or to appoint a trustee to administer such plan. The Borrowers have maintained and funded and caused each of its subsidiaries, if any, to maintain and fund all employee pension and/or profit sharing plans in accordance with their terms and with all applicable provisions of ERISA. Neither the Borrowers nor any duly appointed administrator of any employee pension and/or profit sharing plan: (a) have incurred any liability to PBGC with respect to any such plan other than for premiums not yet due or payable, (b) have instituted or intends to institute proceedings to terminate any such plan under Section 4042 or 4041A of Erisa, or (c) have withdrawn from any Multi- Employer Pension Plan (as that term is defined in Section 3(37) of ERISA).

         8.13 There is no material fact that the Borrowers have not disclosed to Standard Federal which could have a material adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Borrowers or any of its subsidiaries. For purposes of this Section, a "material adverse effect" means any circumstance or event which (a) could have any adverse effect whatsoever upon the validity, performance or enforceability of any material provision of the Loan Documents, (b) is or might be material and adverse to the financial condition or business operations of the Borrowers or any subsidiary,
(c) could impair the ability of the Borrowers to fulfill their obligations under the Loan Documents, or (d) causes an Event of Default or any event which, with notice or lapse of time or both, could become an Event of Default. Neither the financial statements furnished by the Borrowers, nor any certificate or statement delivered herewith or heretofore by Borrowers in connection with the negotiations of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein, under the circumstances in which they were made, from being misleading.

         8.14 Each request for an advance under the Line of Credit shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrowers that no Event of Default exists and that all representations and warranties contained in this Section or in any mortgage, guaranty, security agreement or other document given to secure or relating to the Line of Credit Note, the Term Note, the Equipment Line of Credit Note or this Loan Agreement are true and correct at and as of the time the advance is to be made.

         SECTION 9.          AFFIRMATIVE COVENANTS OF BORROWERS

         9.1 Prior to Standard Federal's disbursement of any advances under the Line of Credit or the Equipment Line of Credit, or closing of the Term Loan, the Borrowers shall; (a) furnish to Standard Federal, if Standard Federal so requires, certified copies of their Articles of Incorporation, Bylaws and Certificates of Good Standing, which Articles of Incorporation and Good Standing Certificates are to be certified by the appropriate officials of the Borrowers' states of incorporation; (b) furnish to Standard Federal if Standard Federal so requires a statement of the Borrowers and the chief financial officers of the Borrowers certifying that they are unaware of the occurrence of an Event of Default or of any event which with notice and/or the passage of time could become an Event of Default; and (c) furnish Standard Federal such other instruments, documents, opinions or certificates as Standard Federal or its counsel shall reasonably require. All actions, proceedings, instruments and documents required or requested hereunder shall be satisfactory to and approved by Standard Federal and/or its counsel prior to the disbursement of advances under the Line of Credit or the Equipment Line of Credit or closing of the Term Loan.

         9.2 From the date hereof until all amounts owing under the Line of Credit, the Term Loan and the Equipment Line of Credit are paid in full and all obligations under the Line of Credit Note, the Term Note, the Equipment Line of Credit Note, this Loan Agreement and all other documents executed in connection with the Line of Credit, the Term Loan and the Equipment Line of Credit are fully paid, performed and satisfied and so long as Standard Federal has any commitment to make advances hereunder, the Borrowers covenant and agree they will:

                  9.2.1 Furnish to Standard Federal as soon as available and, in any event, within 120 days after the close of each fiscal year of the Borrowers, or, in the event the Borrowers obtain an extension of the filing date from the Securities Exchange Commission, by such extended date, detailed financial statements of the Borrowers as of the close of such fiscal year, containing a consolidated balance sheet of the Borrowers and their subsidiaries, if any, and statements of income and cash flows of the Borrowers and their subsidiaries, if any, for such fiscal year prepared in accordance with generally accepted accounting principles and in a manner consistent with prior such statements containing such comments and financial details as are usually included in similar reports. Such statements shall be accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Borrowers) of independent certified public accountants selected by Borrowers and acceptable to Standard Federal as to the fairness of the statements included in the report and to the effect that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

                  9.2.2 Furnish to Standard Federal as soon as available and, in any event, within 90 days after the close of each quarter of each fiscal year, or, in the event the Borrowers obtain an extension of the filing date from the Securities Exchange Commission, by such extended date, detailed financial statements of the Borrowers as of the close of such fiscal period containing a consolidated balance sheet of the Borrowers and its subsidiaries, if any, and statements of income and cash flows of the Borrowers and its subsidiaries, if any, for such fiscal period and for the portion of the fiscal year ending with such period in reasonable detail and form acceptable to Standard Federal and certified by the chief financial officers of the Borrowers as being true and correct and as having been prepared in accordance with generally accepted accounting principles consistently applied, subject to year-end adjustments, if any.

                  9.2.3 Furnish to Standard Federal, within a reasonable time not to exceed 20 days after the end of each calendar month, a statement of accounts receivable, in a form acceptable to Standard Federal, certified as correct by Borrowers or a principal officer of Borrowers showing the agings thereof and the payment, write-off or other disposition of former accounts receivable the disposition of which has not previously been reported to Standard Federal, and such other information and data as Standard Federal may reasonably require. Borrowers will further specifically disclose any facts known to Borrowers which facts would tend to render doubtful the collectibility of any account receivable disclosed in such statements or which would indicate that the existence or amount of such account is disputed by the debtor thereon.

                  9.2.4 Furnish to Standard Federal, within a reasonable time not to exceed 20 days after the end of each calendar month, a statement of accounts payable, in a form acceptable to Standard Federal, certified as correct by Borrowers or a principal officer of Borrowers, showing the agings thereof and such other information and data as Standard Federal may reasonably require.

                  9.2.5 Furnish to Standard Federal, within a reasonable time not to exceed 20 days after the end of each calendar month, a statement of inventory of the Borrowers, in a form acceptable to Standard Federal, certified as correct by Borrowers or a principal officer of Borrowers showing the method of reporting and all additions to and dispositions of inventory since the previous inventory report and such other information and data as Standard Federal may reasonably require.

                  9.2.6 Furnish to Standard Federal, within 60 days after the close of each quarter of each fiscal year, a covenant compliance report, in a form prepared by and acceptable to Standard Federal, certified as correct by Borrower or a principal officer or general partner of Borrower, containing a certification of the Borrowers' compliance with the financial covenants contained herein as of the close of such fiscal period.

                  9.2.7 Furnish to Standard Federal, promptly after sending, filing or publishing the same, copies of all proxy statements, financial statements and reports that the Borrowers send to its public shareholders and copies of all regular, periodic and special reports and all registration statements and amendments thereto that the Borrowers file with the Securities and Exchange Commission or any other governmental authority and any Exchange, and copies of all press releases issued by Borrowers.

                  9.2.8 Promptly inform Standard Federal of the occurrence of any Event of Default or of any event (including without limitation any pending or threatened litigation or other proceedings before any governmental body or agency) which could have a materially adverse effect upon the Borrowers' business, properties, financial condition or ability to comply with its obligations hereunder or under the Line of Credit Note, the Term Note or the Equipment Line of Credit Note.

                  9.2.9 Furnish such other information as Standard Federal may reasonably request and permit Standard Federal and its agents, attorneys and employees to inspect all of the books, records and properties of the Borrowers at any reasonable time.

                  9.2.10 Maintain adequate insurance with responsible companies in such amounts and against such risks and hazards as are normally insured against by similar businesses, and provide Standard Federal evidence of such insurance upon request; policies of casualty insurance shall contain a customary mortgagee clause requiring payment of proceeds to Borrowers and to Standard Federal as their interests may appear and all other insurance shall contain a customary loss payable clause requiring payment of proceeds to Borrowers and to Standard Federal as their interests may appear and all insurance policies shall provide that no cancellation, reduction in amount, change in coverage or expiration thereof shall be effective until at least 30 days prior written notice has been given by the insurer to Standard Federal; and pay when due all taxes, assessments, fees and similar charges of every kind and nature lawfully assessed upon the Borrowers and/or its property, except to the extent being contested in good faith; and in the event the Borrowers fail to maintain such insurance or to pay promptly any taxes or charges when due, then and in such event Standard Federal, in its sole discretion, may, but shall not be required to, pay the same and any amounts expended by Standard Federal for such purpose shall become a part of the Line of Credit and shall bear interest at the rate applicable to the outstanding principal balance owing under the Line of Credit Note.

                  9.2.11 Preserve and keep in full force and effect their own and their material, operating subsidiaries' (if any) corporate existence in good standing and maintain voting control in their present controlling shareholders; keep current all filings of assumed name certificates for each name under which and each county in which the Borrowers do business and promptly inform Standard Federal of any assumed names under which they do business which were not used by the Borrowers on the date of this Loan Agreement; continue to conduct and operate their businesses substantially as presently conducted and operated in accordance with all applicable laws and regulations; maintain and protect all franchises and trade names and preserve all the remainder of their property used or useful in the conduct of their business and keep the same in good repair and condition; pay their indebtedness and obligations when due under normal terms and maintain proper books of record and account, and; otherwise remain in compliance with all applicable laws, statutes, regulations, rules and requirements of any federal, state, judicial, regulatory or administrative body having jurisdiction of the Borrowers or any of their assets, except to the extent noncompliance is immaterial and would not have a material adverse effect on Borrowers.

                  9.2.12 Maintain on a consolidated statement basis "Tangible Net Worth" of not less than the amounts specified below as of the end of each fiscal quarter during the fiscal years ending on the dates specified below:

                                                           Minimum
                                                          "Tangible
                  Fiscal Year-End                         Net Worth"
                  ---------------                         ----------
                     09/30/97                             $22,000,000
                     09/30/98                             $23,000,000
                     09/30/99                             $25,000,000

                  "Tangible Net Worth" shall mean total assets less trademarks, franchises, copyrights, licenses, prepaids, goodwill, similar intangible assets and all liabilities (excluding debt subordinated to Standard Federal upon terms and conditions acceptable to Standard Federal) of the Borrowers.

                  9.2.13 On a consolidated statement basis maintain the ratio of "Liabilities" to "Tangible Net Worth" of not more 3.00 to 1.00, as of the end of each quarter of each fiscal year. "Liabilities" shall mean all liabilities of the Borrowers and their consolidated subsidiaries, if any, as defined in accordance with generally accepted accounting principles as in effect as of the date of this Loan Agreement, consistently applied.

                  9.2.14 On a consolidated statement basis, maintain an Interest Coverage Ratio of not less than 2.00 to 1.00 as of the end of each quarter of each fiscal year. The "Interest Coverage Ratio" shall mean the ratio of the Borrowers' Earnings Before Interest and Taxes Plus Depreciation and Amortization to Interest Expense, for the four fiscal quarters preceding the end of the fiscal quarter as of which the Interest Coverage Ratio is measured; provided, however, any fiscal quarter ending on or before September 30, 1997 shall not be considered in such calculation. "Earnings Before

         Interest and Taxes Plus Depreciation and Amortization" shall mean the Borrowers' net income, computed in accordance with generally accepted accounting principles as in effect as of the date hereof consistently applied, before provision for federal and state income taxes, plus interest, depreciation and amortization expense, as reflected in the financial statements to be furnished as required herein. "Interest Expense" shall mean the Borrowers' interest expense, as determined in accordance with generally accepted accounting principles.

                  9.2.15 On a consolidated statement basis, maintain a Debt Service Coverage Ratio of not less than 1.50 to 1.00, as of the end of each fiscal quarter. The term "Debt Service Coverage Ratio" shall mean the ratio of the Borrowers' Earnings Before Interest and Taxes Plus Depreciation and Amortization to Debt Service Expense, for the four fiscal quarters preceding the end of the fiscal quarter as of which the Debt Service Coverage Ratio is measured; provided, however, any fiscal quarter ending on or before September 30, 1997 shall not be considered in such calculation. "Earnings Before Interest and Taxes Plus Depreciation and Amortization" shall mean the Borrowers' net income, computed in accordance with generally accepted accounting principles as in effect as of the date hereof consistently applied, before provision for federal and state income taxes, plus interest, depreciation and amortization expense, as reflected in the financial statements to be furnished as required herein. "Debt Service Expense" shall mean the Borrowers' interest expense, plus the current portion of any long-term debt, plus the portion attributable to principal of all payments on Capital Leases (computed at the implicit rate, if known, or 10% per annum otherwise), computed in accordance with generally accepted accounting principles as in effect as of the date hereof consistently applied. "Capital Lease" shall mean, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with generally accepted accounting principles, together with any other lease by such lessee which is in substance a financing lease, including without limitation, any lease under which (i) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into or
         (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

                  9.2.16 Maintain on a consolidated statement basis the ratio of "Current Assets" to "Current Liabilities" of not less than 2.25 to 1.00, as of the end of each fiscal quarter. "Current Assets" shall include all assets considered current in accordance with generally accepted accounting principles as in effect as of the date of this Loan Agreement, consistently applied, less all amounts due Borrowers from any of their directors, officers, employees, shareholders, or any company controlled by any of their shareholders. "Current Liabilities" shall include all liabilities considered current in accordance with generally accepted accounting principles as in effect as of the date of this Loan Agreement, consistently applied.

                  9.2.17 At all times meet and cause each of its subsidiaries, if any, to meet the minimum funding requirements of ERISA with respect to all employee pension and/or profit sharing plans subject to ERISA and, with respect to any such employee benefit plan, promptly notify Standard Federal in writing of any reportable event, as defined in ERISA, or any proposed termination (voluntary or otherwise) which could give rise to material termination liability within the meaning of ERISA
         Section 4062.

The parties hereto acknowledge that the financial covenants set forth in subsections 9.2.12 thru 9.2.16 above, are based on the financial statements of McClain Industries, Inc. and all of its subsidiaries.

         9.3 The Borrowers will not make any change in their accounting policies or financial reporting practices and procedures, except changes in accounting policies which are required or permitted by generally accepted accounting principles and/or the United States Securities and Exchange Commission and changes in financial reporting practices and procedures which are required or permitted by generally accepted accounting principles.

         9.4 The Borrowers shall allow Standard Federal and its participants in the Line of Credit, the Term Loan and the Equipment Line of Credit and staff or independent accountants or auditors selected by Standard Federal and its participants to conduct, at Borrowers' expense, a full audit of the Collateral and the Borrowers' financial statements and their books and records, semi-annually during the term of the Line of Credit, the Term Loan and the Equipment Line of Credit. Standard Federal shall schedule such audits during normal business hours of the Borrowers and shall provide Borrowers not less than two (2) business days notice of the commencement of each audit. The Borrowers shall make adequate facilities available on their premises at Borrowers' expense to enable Standard Federal to conduct the audits herein described and shall make available all of their books, records and other documents and information as may be reasonably requested to facilitate the audits.

         SECTION 10.         NEGATIVE COVENANTS

         10.1 From the date hereof until all amounts owing under the Line of Credit, the Term Loan and the Equipment Line of Credit are paid in full and all obligations under the Line of Credit Note, the Term Note and the Equipment Line of Credit Note, this Loan Agreement and all other documents executed in connection with the Line of Credit, the Term Loan and the Equipment Line of Credit are fully paid, performed and satisfied and so long as Standard Federal has any commitment to make advances hereunder, the Borrowers covenant and agree that they will not do and will not permit any subsidiary, if any, to do any of the following without the prior written approval of Standard Federal:

                  10.1.1 Create, incur, assume or permit to exist (a) any mortgage, pledge, security interest, lien or charge of any kind upon any of their property or assets whether now owned or hereafter acquired other than in favor of Standard Federal, except as required or permitted by Standard Federal, or (b) any indebtedness or liability for borrowed money, except indebtedness to Standard Federal or indebtedness subordinated to the prior payment in full of the Borrowers' indebtedness to Standard Federal which is approved in writing by Standard Federal, except as otherwise required or permitted in writing by Standard Federal.

                  10.1.2 Make loans, advances or extensions of credit to any Entity (which in this Loan Agreement means any individual, partnership, corporation or other legal entity), other than a parent or subsidiary of the Borrowers, in excess of $100,000.00 in principal amount, except for sales on open account and in ordinary course of business; or guarantee or in any way become responsible for obligations of any other Entity except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; or subordinate any indebtedness due it from an Entity to indebtedness of any other creditor of such Entity.

                  10.1.3 Sell, lease or transfer, during any fiscal year, except inventory in the ordinary course of business, any substantial portion of its assets; or consolidate with or merge into any other Entity, or permit another to merge into it; or acquire by lease or purchase all or substantially all the business or assets of any Entity; or enter into any lease-back arrangement with any Entity.

                  10.1.4 Permit the aggregate amount of all Capital Expenditures made by the Borrowers during any fiscal year ending after the date hereof to exceed $3,000,000.00. "Capital Expenditures" shall mean any expenditure for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements as property, equipment or improvements, fixed assets, or a similar type of capitalized assets in accordance with generally accepted accounting principles.

         SECTION 11.         SECURITY

         11.1 In order to secure: (1) the full and timely performance of the Borrowers' covenants set forth herein and in the Line of Credit Note, the Term Note and the Equipment Line of Credit Note, (2) the repayment of any and all indebtedness of the Borrowers to Standard Federal arising pursuant to the Line of Credit Note, the Term Note, the Equipment Line of Credit Note (including any renewals or substitutions thereof), this Loan Agreement and any mortgage, guaranty, security agreement or other document given to secure or relating to the Line of Credit Note, the Term Note, the Equipment Line of Credit Note or this Loan Agreement, and (3) all other indebtedness and liabilities of the Borrowers to Standard Federal arising under this Loan Agreement, the Line of Credit Note, the Term Note or the Equipment Line of Credit Note, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising:

                  11.1.1 The Borrowers hereby grant unto Standard Federal a security interest in the following property and the proceeds thereof:
         (i) any and all securities or other property received by the Borrowers with respect to, on account of or in exchange for any item of Collateral; (ii) all stock and/or liquidating dividends (whether the same be in the form of cash or other property) paid upon, on account of or with respect to any item of Collateral; and (iii) all bank deposits, instruments, negotiable documents, chattel paper and any and all other property of the Borrowers of any kind whatsoever which shall at any time be in the possession or under the control of Standard Federal; and

                  11.1.2 The Borrowers have granted to Standard Federal a security interest of first priority in all personal property of the Borrowers as provided in the McClain Security Agreements and the Galion Security Agreements, the provisions of which are hereby incorporated herein by reference; and

                  11.1.3 The Borrowers have granted to Standard Federal mortgage interests, as provided in the River Rouge Mortgage, the Oklahoma Mortgage, the Sterling Heights Mortgage, the Comstock Township Mortgage, the Winesburg Mortgage, and the Galion Mortgage, the provisions of which are hereby incorporated herein by reference (herein, together with the property described above, referred to as the "Collateral" or "item(s) of Collateral"). The Borrowers shall execute and deliver to Standard Federal, in conjunction with the execution of this Loan Agreement, such amendment to the foregoing Collateral documents as Standard Federal and its counsel may determine are necessary or appropriate to confirm that such collateral properly secures the credit facilities provided for herein.

         11.2 The Borrowers shall execute and deliver to Standard Federal any and all documents (including financing statements) as Standard Federal may require to insure the perfection and priority of its liens and security interests in the Collateral and furnish, if Standard Federal so requires, proof of hazard insurance policies relating to the Collateral.

         SECTION 12.         EVENTS OF DEFAULT

         The occurrence of any of the events enumerated below shall constitute an Event of Default for purposes of this Loan Agreement:

         12.1 FAILURE TO PAY MONIES DUE. If any indebtedness of the Borrowers to Standard Federal on the Line of Credit, the Term Loan and the Equipment Line of Credit is not paid when due, regardless of whether such indebtedness has arisen pursuant to the terms of the Line of Credit Note, the Term Note, the Equipment Line of Credit Note, this Loan Agreement or any mortgage, security agreement, guaranty, instrument or other agreement executed in conjunction herewith.

         12.2 MISREPRESENTATION. If any warranty or representation made by or for the Borrowers and/or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note in connection with the loan(s) evidenced thereby, or if any financial data or any other information now or hereafter furnished to Standard Federal by or on behalf of the Borrowers and/or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note shall prove to be false, inaccurate or misleading in any material respect.

         12.3 NONCOMPLIANCE WITH AFFIRMATIVE COVENANTS AND OTHER AGREEMENTS. If the Borrowers shall fail to perform any of its obligations and covenants under
Section 9 of this Loan Agreement, or shall fail to comply with any of the other provisions of this Loan Agreement, other than under Section 10 hereof, or the Line of Credit Note, the Term Note, the Equipment Line of Credit Note, or any other agreement with Standard Federal to which it may be a party, other than the payment of principal and interest.

         12.4 NONCOMPLIANCE WITH NEGATIVE COVENANTS. If the Borrowers shall fail to perform any of its obligations and covenants described in Section 10 of this Loan Agreement.

         12.5 BUSINESS SUSPENSION. If the Borrowers and/or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note shall voluntarily suspend transaction of its business.

         12.6 BANKRUPTCY, ETC. If the Borrowers and/or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note:
(a) makes a general assignment for the benefit of creditors; (b) shall file a voluntary petition in bankruptcy or for a reorganization to effect a plan or other arrangement with creditors; or shall file an answer to a creditor's petition or other petition against Borrowers and/or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note for relief in bankruptcy or for a reorganization which answer admits the material allegations thereof; or if any order for relief shall be entered by any court of bankruptcy jurisdiction with respect to the Borrowers and/or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note, or if bankruptcy, reorganization or liquidation proceedings are instituted against Borrowers and/or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note and remain undismissed for 60 days; (c) has entered against it any order by any court approving a plan for the reorganization of the Borrowers or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note or any other plan or arrangement with creditors of the Borrowers or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note; (d) shall apply for or permit the appointment of a receiver, trustee or custodian for any substantial portion of the Borrowers' and/or any endorser's or guarantor's properties or assets; or (e) becomes unable to meet its debts as they mature or becomes insolvent.

         12.7 JUDGMENTS AND WRITS. If there shall be entered against the Borrowers and/or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note one or more judgments or decrees which are not insured against or satisfied or appealed from and bonded within the time or times limited by applicable rules of procedure for appeal as of right or if a writ of attachment or garnishment against the Borrowers and/or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note shall be issued and levied in an action claiming $100,000.00 or more and not released, bonded or appealed from within 30 days after the levy thereof.

         12.8 MERGER. If the Borrowers shall merge or consolidate with another entity without the prior written consent of Standard Federal.

         12.9 CHANGE OF CONTROL OR MANAGEMENT. If the Borrowers or a controlling portion of its voting stock or a substantial portion of its assets comes under the practical, beneficial or effective control of any person or persons other than those having such control as of the date of execution of the Line of Credit Note, the Term Note and the Equipment Line of Credit Note, whether by reason of merger, consolidation, sale or purchase of stock or assets or otherwise, if any such change of control, in the sole and absolute discretion of Standard Federal, adversely impacts upon the ability of the Borrowers to carry on its business as theretofore conducted.

         12.10 OTHER DEFAULTS. If the Borrowers and/or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note shall default in the due payment of any material indebtedness to whomsoever owed, or shall default in the observance or performance of any material term, covenant or condition in any mortgage, security agreement, guaranty, instrument, lease or agreement to which the Borrowers and/or any endorser or guarantor of the Line of Credit Note, the Term Note or the Equipment Line of Credit Note is a party.

         12.11 REPORTABLE EVENT. If there shall occur any "reportable event", as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of the Borrowers for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and such reportable event is not corrected and such determination is not revoked within 30 days after notice thereof has been given to the plan administrator or the Borrowers; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan.

         SECTION 13.         REMEDIES UPON EVENT OF DEFAULT

         13.1 Upon the occurrence of any Event of Default described in Sections 12.2, 12.3 or 12.10 hereof which is not cured or waived in writing by Standard Federal within 15 days after written notice to the Borrowers of such default; or upon the occurrence of any Event of Default described in Section 12.1 which continues unremedied for 10 days, or upon the occurrence of any Event of Default described in Sections 12.4, 12.5, 12.6, 12.7, 12.8, 12.9 or 12.11, Standard
Federal's commitment to lend hereunder, if any, shall terminate and Standard Federal may, without notice, declare the entire unpaid and outstanding principal balance of the Line of Credit, the Term Loan and the Equipment Line of Credit and all accrued interest to be due and payable in full forthwith, without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrowers, and thereupon Standard Federal shall have and may exercise any one or more of the rights and remedies provided herein or in the Line of Credit Note, the Term Note or the Equipment Line of Credit Note or in any mortgage, guaranty, security agreement or other document relating hereto or granted secured parties under the Michigan Uniform Commercial Code, including the right to take possession of and dispose of the Collateral, or otherwise provided by applicable law, and to offset against the Line of Credit, the Term Loan and the Equipment Line of Credit any amount owing by Standard Federal to the Borrowers.

         SECTION 14.         MISCELLANEOUS.

         14.1 No default shall be waived by Standard Federal except in writing and a waiver of any default shall not be a waiver of any other default or of the same default on a future occasion. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise hereof, shall preclude other or further exercise of the rights of the parties to this Loan Agreement.

         14.2 No forbearance on the part of Standard Federal in enforcing any of its rights under this Loan Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrowers hereunder shall constitute a waiver of any of the terms of this Loan Agreement or of any such right.

         14.3 This Loan Agreement shall be construed in accordance with the law of the State of Michigan.

         14.4 All covenants, agreements, representations and warranties made in connection with this Loan Agreement and any document contemplated hereby shall survive the borrowing hereunder and shall be deemed to have been relied upon by Standard Federal. All statements contained in any certificate or other document delivered to Standard Federal at any time by or on behalf of the Borrowers pursuant hereto shall constitute representations and warranties by the Borrowers.

         14.5 The Borrowers agree that it will pay all costs and expenses incurred by Standard Federal in enforcing Standard Federal's rights under this Loan Agreement and the documents contemplated hereby, including without limitation any and all reasonable fees and disbursements of legal counsel to Standard Federal.

         14.6 This Loan Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that the Borrowers shall not assign or transfer its rights or obligations hereunder without the prior written consent of Standard Federal.

         14.7 If any provision of this Loan Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any or all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. The invalidity of any one or more phrases, sentences, clauses or sections contained in this Loan Agreement, shall not affect the remaining portions of this Loan Agreement, or any part thereof.

         IN WITNESS WHEREOF, the Borrowers and Standard Federal have caused this Loan Agreement to be executed as of the day and year first written above.

                               BORROWERS:

                               MCCLAIN INDUSTRIES, INC., a Michigan
                               corporation

[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------

                               38-1867649
                               ----------------------------------------------
                               Taxpayer Identification Number

                               MCCLAIN OF ALABAMA, INC., a Michigan
                               corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------


                               ----------------------------------------------
                               Taxpayer Identification Number

                               MCCLAIN OF GEORGIA, INC., a Georgia
                               corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------

                               58-1738825
                               ----------------------------------------------
                               Taxpayer Identification Number

                               MCCLAIN  OF OHIO, INC., a Michigan corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------


                               ----------------------------------------------
                               Taxpayer Identification Number

                               MCCLAIN OF OKLAHOMA, INC., a Michigan
                               corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------


                               ----------------------------------------------
                               Taxpayer Identification Number


                               MCCLAIN EPCO, INC., a New York corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------


                               ----------------------------------------------
                               Taxpayer Identification Number

                               SHELBY STEEL PROCESSING COMPANY, a
                               Michigan corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------

                               38-2205216
                               ----------------------------------------------
                               Taxpayer Identification Number

                               MCCLAIN TUBE COMPANY d/b/a QUALITY TUBE, a Michigan corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------


                               ----------------------------------------------
                               Taxpayer Identification Number

                               GALION HOLDING COMPANY, a Michigan
                               corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------

                               38-3060196
                               ----------------------------------------------
                               Taxpayer Identification Number


                               MCCLAIN E-Z PACK INC., a Michigan corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:   Treasurer
                                            ---------------------------------


                               ----------------------------------------------
                               Taxpayer Identification Number

                               GALION DUMP BODIES, INC., a Michigan
                               corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------


                               ----------------------------------------------
                               Taxpayer Identification Number

                               MCCLAIN GROUP SALES, INC., a Michigan
                               corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------

                               59-3241829
                               ----------------------------------------------
                               Taxpayer Identification Number

                               MCCLAIN GROUP SALES OF FLORIDA, INC., a
                               Florida corporation


[SIG]                          By: Mark S. Mikelait
----------------------------      -------------------------------------------
                                        Mark S. Mikelait

                                        Its:  Treasurer
                                            ---------------------------------


                               ----------------------------------------------
                               Taxpayer Identification Number



                               STANDARD FEDERAL:

                               STANDARD FEDERAL BANK, a federal savings bank


[SIG]                          By: [SIG]
----------------------------      -------------------------------------------

                                        Its: Vice President
                                            ---------------------------------

                                    EXHIBIT A

                    [FORM OF INTEREST RATE SELECTION NOTICE]


--------------------------------------------------------------------------------


STANDARD FEDERAL BANK
Member ABN AMRO Group

2600 West Big Beaver Road
P.O. Box 3703
Troy, Michigan 48007-3703
248/643-9600

                                                    Loan  No.:
                                                              -----------------
                                                Borrowing No.:
                                                              -----------------

                         INTEREST RATE SELECTION NOTICE

TO:      STANDARD FEDERAL BANK

         In accordance with the provisions of the Loan Agreement, dated ________ (the "Loan Agreement"), executed in connection with the referenced loan, the undersigned hereby notifies you that it has selected the Interest Period commencing on the Effective Date stated below with respect to the Borrowing outstanding under the referenced Borrowing No. in the principal amount indicated below (capitalized terms used in this notice shall have the meanings given such terms in the Loan Agreement):

                  Interest Period:
                                                --------------------------

                  Effective Date:
                                                --------------------------

                  Principal Amount:
                                                --------------------------

                  LIBOR:
                                                --------------------------

                  LIBOR Rate:
                                                --------------------------

                  Last Day of Interest Period:
                                                --------------------------


                                                BORROWER:

                                                McClain Industries, Inc., and
                                                  subsidiaries


                                                By:  EXHIBIT - DO NOT SIGN
                                                   ----------------------------
                                                Its:
                                                    ---------------------------

                                  Schedule 8.11


         1. Final Report Phase I Environmental Assessment Peabody-Galion Corporation, Winesburg, Holmes County, Ohio, prepared by Stearns & Wheler, Environmental Engineers and Scientists, dated February, 1993, Project No. 2471.

         2. Final Report Phase II Site Investigation, Galion Site, Winesburg, Ohio, prepared by Stearns & Wheler, Environmental Engineers and Scientists, dated September, 1993, Project No. 2471.

         3. Phase II Site Investigation Peabody-Galion Site, Galion, Ohio, prepared by Stearns & Wheler, Environmental Engineers and Scientists, dated January, 1993, Project No.
                  2429.